Exhibit No. 2.2
Form 8-K
Transform Pack International, Inc.
File No. 000-31727

                              PUT OPTION AGREEMENT

     This PUT OPTION AGREEMENT is made and entered into this 28th day of May 2003, by and between TRANSFORM PACK INTERNATIONAL, INC., a Minnesota corporation (the "Company") and HANS MEIER, CARMELLE CAISSIE, DANIEL SCHAM and ROBERT TALBOT, TRUSTEE, collectively the "Purchasers."

                                    RECITALS

     WHEREAS, the Company has entered into the Exchange Agreement dated May 28, 2003, pursuant to which the Company will acquire Quantum HIPAA Consulting Group, Inc. ("Quantum"). As a result of the transaction with Quantum, the former stockholders of Quantum will acquire a controlling interest in the Company.

     WHEREAS, as a negotiated element of the transaction with Quantum, the Company agreed to obtain an option to divest itself of its operating subsidiary, Transform Pack, Inc., a New Brunswick corporation ("TPI"), after new management of the Company has an opportunity to evaluate the operations of TPI in relation to the business operations of Quantum.

     WHEREAS,   the  Purchasers  have  had  substantial   involvement  with  the
development of the business of TPI and desire to purchase TPI in the event the Company elects to divest itself of TPI.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein, and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. Option. During the period commencing May 29, 2003 and continuing through November 30, 2003, the Company may, at its election, by written notice to the Purchasers put and sell to the Purchasers 2,000,000 shares of the no par value common stock of TPI (the "TPI Stock"), which is all of the issued and outstanding common shares of TPI. The written notice shall specify the closing date of the sale, which shall be not less than one, nor more than ten, business days following the date of the notice. The parties agree and acknowledge that this option is coupled with an interest and is irrevocable.

2. Purchase Price. The purchase price for the TPI Stock is 7,000,000 shares (prior to any reverse split contemplated by the Exchange Agreement with Quantum) of the common stock, par value $0.004, to be conveyed and transferred by the Purchasers to the Company (the "Company Stock"). Concurrently with the execution of this Agreement, Purchasers are delivering to the Company the certificates representing the Company Stock (including duly executed stock


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powers with signature guarantees) to the Company's counsel,  Cohne,  Rappaport &
Segal, P.C., with the understanding and agreement that these items will be delivered to the Company at the time of closing of the purchase transaction contemplated by this Agreement. Concurrently with the execution of this Agreement, the Company is delivering to the Company's counsel the certificates representing the TPI Stock duly endorsed for transfer per the instructions of the Purchasers that the TPI Stock be issued and delivered to the persons and in the amounts specified on Exhibit B attached hereto, with the understanding and agreement that the certificates will be delivered at the time of closing of the purchase transaction contemplated by this Agreement.

3. Additional Terms of Purchase. The parties hereto agree to the following additional terms and conditions of purchase.

     (a) The "Effective Date" of the sale of the TPI Stock for all financial reporting and tax purposes shall be deemed to be the close of business on the last day of the calendar month ended immediately preceding the date of closing.

     (b) After the Effective Date the parties shall, and shall cause their respective directors and officers to, cooperate fully with each other in the preparation of all financial statements and tax returns and shall provide, or cause to be provided to each other, any records and other information requested by such parties in connection therewith.

     (c) Each of the Purchasers, jointly and severally, agree to indemnify and hold harmless the Company and its directors, officers, stockholders, employees, affiliates, agents and assigns from and against any and all costs, damages, disbursements, expenses, liabilities, losses, deficiencies, penalties, or settlements of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution, and defense of claims and amounts paid in settlements that may be imposed on or otherwise incurred by any of the foregoing indemnified persons, that are based upon or arise from (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants, or agreements made by any of the Purchasers in or pursuant to this Agreement, (ii) all liabilities of TPI as of the Effective Date that were in any way related to the operations and activities of TPI prior to the Effective Date, whether known or unknown, contingent or fixed, except for those liabilities listed on Exhibit A attached hereto; and (iii) the operations and activities of TPI from and after the Effective Date.

     (d) The Company agrees to indemnify and hold harmless the each of the Purchasers and their respective affiliates, agents and assigns from and against any and all costs, damages, disbursements, expenses, liabilities, losses, deficiencies, penalties, or settlements of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution, and defense of claims and amounts paid in settlements that may be imposed on or otherwise incurred by any of the foregoing indemnified persons, that are based upon or arise from (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants, or agreements made by the Company in or pursuant to this Agreement; (ii) the liabilities of the Company as of the Effective Date listed on Exhibit A

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attached hereto; and (iii) the operations and activities of the Company from and after the Effective Date.

4. Representations of the Company. The Company represents and warrants to the Purchasers as follows:

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota.

     (b) The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company and the consummation of the transaction contemplated hereunder have been duly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are required or necessary to authorize this Agreement and the transactions contemplated hereunder. This Agreement constitutes the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     (c) The Company has, and will have at closing, good record and marketable title to the TPI Stock free and clear of all claims, charges, easements, encumbrances, covenants, security interests, liens, options, pledges, and rights of others, whether imposed by agreement, understanding, law, equity, or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities laws, and delivery of the TPI Stock conveys to the Purchasers good and marketable title to such property free and clear of any claims, charges, easements, encumbrances, covenants, security interests, liens, options, pledges, and rights of others.

5. Representations of Purchasers. Each of the Purchasers, jointly and severally, as to each representation and warranty set forth below, represent, warrant and agree as follows:

     (a) Each Purchaser has full power and authority, and has taken all action required by law and otherwise to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement represents the valid and binding obligation of each Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     (b) Each Purchaser is, and will be at closing, the legal and beneficial owner of the Company Stock set forth on signature page to this Agreement, free and clear of all claims, charges, easements, encumbrances, covenants, security interests, liens, options, pledges, and rights of others, whether imposed by agreement, understanding, law, equity, or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities laws, and delivery of the Company Stock conveys to the Company good and marketable title to such

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property  free  and  clear  of any  claims,  charges,  easements,  encumbrances, covenants, security interests, liens, options, pledges, and rights of others.

6.    Miscellaneous.

     (a) All of the representations and warranties of the parties contained in this Agreement shall survive the closing hereunder for a term of two years.

     (b) This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     (c) This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (d) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (f) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) two business days after sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as set forth below, (ii) one business day after sent next day delivery by a courier service that guarantees next day delivery, courier fees prepaid, and addressed as set forth below, or (iii) on the date sent by telefacsimile, receipt confirmed:

If to the Company:                        Mr. Noel J. Guillama
                                          Transform Pack International, Inc.
                                          Quantum HIPAA Consulting Group, Inc.
                                          929 Cedar Cove Road
                                          Wellington, FL 33414

If to the Purchasers:                     Mr. Hans Meier (Fax 506-854-9404)
                                          (As Representative of the Purchasers)
                                          310 Baig Road
                                          Moncton, NB, Canada E1C 8T6

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Any notice or communication  given to the Hans Meier, the "Representative of the
Purchasers", shall be deemed duly given to all Purchasers. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     (h) This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the state of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Minnesota.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (l) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     (m) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not

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performed in  accordance  with their  specific  terms or otherwise are breached.
Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TRANSFORM PACK INTERNATIONAL, INC.


By: /s/ Hans Meier

PURCHASERS

                                    Certificate Number(s)  No. of Shares


/s/ Hans Meier                             C01058             2,346,103



/s/ Carmelle Caissie                       C01054                55,300



/s/ Daniel Scham                           C01059                87,500



/s/ Robert Talbot, Trustee         T01036, T01037, T01038     4,511,097





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                                                                       Exhibit A

                          RETAINED COMPANY LIABILITIES
                                 (In US Dollars)

     The total amount of liabilities owed to the persons listed below as of the Effective Date, which at April 2003, were in the approximate amounts listed below:

--------------------------------------------------------------------------------
Fidelity Transfer Company                           $         1,108.16
--------------------------------------------------------------------------------
Deloitte & Touche LLP                               $        20,257.67
--------------------------------------------------------------------------------
Cohne, Rappaport & Segal, PC                        $        12,234.29
--------------------------------------------------------------------------------
Mr. Daniel Ringuet                                  $        70,703.64
--------------------------------------------------------------------------------


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                                                                       Exhibit B

                         ISSUE INTRUCTIONS FOR TPI STOCK


--------------------------------------------------------------------------------
Hans Meier                                                      780,752
--------------------------------------------------------------------------------
Franz Schedlbauer                                               578,124
--------------------------------------------------------------------------------
Christian Schedlbauer                                           578,123
--------------------------------------------------------------------------------
Stromax                                                          15,400
--------------------------------------------------------------------------------
Jean Thibault                                                    11,000
--------------------------------------------------------------------------------
Daniel Scham                                                     22,427
--------------------------------------------------------------------------------
Carmelle Caissie                                                 14,174
--------------------------------------------------------------------------------
      Total                                                   2,000,000
--------------------------------------------------------------------------------

Deliver the shares to:

                        Mr. Hans Meier
                        (As Representative of the Purchasers)
                        310 Baig Road
                        Moncton, NB, Canada E1C 8T6

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